EXHIBIT 99.5

MICROMUSE INC.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

The following unaudited pro forma combined condensed financial statements give effect to the acquisition by Micromuse of all of the outstanding common shares of RiverSoft plc (“RiverSoft”). The acquisition was accounted for using the purchase method of accounting and accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values on the acquisition date.

The unaudited pro forma combined condensed balance sheet as of June 30, 2002 gives effect to the business combination as if it had occurred on that date. The unaudited pro forma combined condensed statements of operations give effect to the business combination as if it had occurred on October 1, 2000. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data. In connection with the transaction, Micromuse recorded a charge of $0.6 million representing the fair value of in-process research and development acquired from RiverSoft. This one-time charge is excluded from the pro forma results of operations.

The following unaudited pro forma combined condensed financial statements have been prepared by Micromuse management for illustrative purposes only and not necessarily indicative of the future results of operations of Micromuse or the results of operations which would have resulted had Micromuse and RiverSoft been combined during the periods presented. In addition, the pro forma results are not intended to be a projection of future results. The unaudited pro forma combined condensed financial statements should be read in conjunction with the Micromuse Quarterly Report on Form 10-Q and Annual Report on Form 10-K as filed with the Securities and Exchange Commission on August 14, 2002 and December 21, 2001, respectively, and the financial statements of RiverSoft appearing elsewhere in this Form 8-K/A.

MICROMUSE INC.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
(In thousands, except per share data)

	As of June 30, 2002
	Micromuse	RiverSoft	Pro-Forma Adjustments	Pro-Forma Combined
ASSETS

Current assets:
Cash and cash equivalents	110,672	67,759	(68,000)(a)	110,431
Short-term investments	35,702	—		35,702
Billed receivables, net	23,175	1,849		25,024
Prepaid expenses and other current assets	10,306	1,802		12,108

Total current assets	179,855	71,410		183,265

Property and equipment, net	11,025	3,529		14,554
Long-term investments	47,982	—		47,982
Goodwill and other intangible assets, net	27,809	—	16,300 (a)	44,109

	266,671	74,939		289,910

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	1,265	999		2,264
Accrued expenses	15,891	4,789	3,500 (a)	24,180
Income taxes payable	6,153	—		6,153
Deferred revenue	38,872	5,802	(2,611)(c)	42,063

Total current liabilities	62,181	11,590		74,660

Stockholders’ equity
Preferred stock	—	—		—
Common stock	747	9,361	(9,361)(a)	747
Additional paid-in capital	192,862	186,780	(186,780)(a)	192,862
Treasury stock	(2,657)	—		(2,657)
Accumulated other comprehensive loss	(2,179)	511	(511)(a)	(2,179)
Retained earnings (deficit)	15,717	(133,303)	144,063 (a)	26,477

Total stockholders’ equity	204,490	63,349		215,250

	266,671	74,939		289,910

See accompanying notes to the unaudited pro forma combined condensed financial statements

MICROMUSE INC.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
(In thousands, except per share data)
	For the year ended
	September 30 2001	December 31 2001
	Micromuse	RiverSoft	Pro Forma Adjustments		Pro Forma Combined
Revenues:
License	$148,214	$5,857			$154,071
Maintenance and services	64,294	3,793			68,087

Total revenues	212,508	9,650			222,158

Cost of revenues:
License	8,225	357			8,582
Maintenance and services	25,101	5,930			31,031

Total cost of revenues	33,326	6,287			39,613

Gross profit	179,182	3,363			182,545

Operating expenses:
Sales and marketing	91,797	32,300			124,097
Research and development	33,768	14,722			48,490
General and administrative	18,455	24,543			42,998
Amortization of goodwill and purchased intangible assets	11,068	—	1,600	(b)	12,668

Total operating expenses	155,088	71,565			228,253

Income (loss) from operations	24,094	(68,202)			(45,708)
Other income, net	7,186	5,142			12,328

Income (loss) before income taxes	31,280	(63,060)			(33,380)
Income tax provision	10,011	—			10,011

Net income (loss)	21,269	(63,060)			(43,391)

Per share data:
Basic net income (loss)	$0.29				($0.60)
Diluted net income (loss)	$0.27				($0.60)
Weighted average shares used in computing:
Basic net income (loss) per share	72,500				72,500
Diluted net income (loss) per share	78,758				72,500

See accompanying notes to the unaudited pro forma combined condensed financial statements

MICROMUSE INC.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
For the nine months ended June 30, 2002
(In thousands, except per share data)
	Micromuse	RiverSoft	Pro Forma Adjustments	Pro Forma Combined
Revenues:
License	$67,932	$4,052		$71,984
Maintenance and services	46,187	4,115		50,302

Total revenues	114,119	8,167		122,286

Cost of revenues:
License	4,669	216		4,885
Maintenance and services	13,937	2,466		16,403

Total cost of revenues	18,606	2,682		21,288

Gross profit	95,513	5,485		100,998

Operating expenses:
Sales and marketing	54,040	16,649		70,689
Research and development	23,893	8,251		32,144
General and administrative	13,110	12,595		25,705
Amortization of goodwill and purchased intangible assets	8,301	—	350	8,651
Executive recruiting costs	449	—		449
Purchased in-process R&D	—	—		—

Total operating expenses	99,793	37,495		137,638

Income (loss) from operations	(4,280)	(32,010)		(36,640)
Other income, net	4,365	2,233		6,598

Income (loss) before income taxes	85	(29,777)		(30,042)
Income tax provision	29	—		29

Net income (loss)	56	(29,777)		(30,071)

Per share data:
Basic net income (loss)	$0.00			($0.40)
Diluted net income (loss)	$0.00			($0.40)
Weighted average shares used in computing:
Basic net income (loss) per share	74,390			74,390
Diluted net income (loss) per share	77,498			74,390

See accompanying notes to the unaudited pro forma combined condensed financial statements

NOTES TO THE UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

The total purchase price of approximately $71.5 million consisted of a cash consideration of approximately $68 million for all the outstanding common stock and options of RiverSoft and other acquisition related expenses of approximately $3.5 million consisting primarily of payments for financial advisor and other professional fees.

A summary of the allocation of the purchase price is as follows (in millions):

In-process research and development	$0.6
Net tangible assets	54.6
Intangible assets:
Core technology	1.4
Other	0.9
Goodwill	14.0

Total intangible assets	16.3

Total	$71.5

At the time of the acquisition, the estimated aggregate fair value of RiverSoft’s research and development efforts that had not reached technological feasibility as of the acquisition date and had no alternative future uses was estimated by the Company’s management to be $0.6 million, and was expensed at the acquisition date. Goodwill, which represents the excess of the purchase price over the fair value of identifiable tangible and intangible assets acquired less liabilities assumed, will be tested annually for impairment and whenever events or circumstances occur indicating that goodwill might be impaired.

In-process technology in the amount of $0.6 million for RiverSoft was expensed in the period in which the acquisition was consummated. Accordingly, the in-process technology is reflected in the pro forma condensed combined balance sheet as an addition to retained earnings. The unaudited pro forma combined condensed statements of operations do not include the charges for in-process technology as it is considered a non-recurring charge.

The unaudited Micromuse balance sheet as of June 30, 2002 is included in the June 30, 2002 Form 10-Q as filed with the Securities and Exchange Commission on August 14, 2002.

Conforming and Reclassifications adjustments

RiverSoft’s financial statements were prepared under UK general accepted accounting principles. Therefore, there were some adjustments required to conform the accounting policies of Micromuse and RiverSoft. Certain amounts have also been reclassified to conform to Micromuse’s financial statement presentation.

The unaudited condensed statement of operations and balance sheet of RiverSoft, have been translated from Sterling to US Dollars at the June 30, 2002 rate of £1—$1.5328.

Pro Forma Adjustments:

(a)    To reflect the elimination of the stockholders’ equity accounts of RiverSoft and to allocate the purchase price, assuming the acquisition of RiverSoft occurred on June 30, 2002.

(b)    This adjustment represents the amortization of purchased identifiable intangible assets with finite useful lives. In accordance with Statement of Financial Accounting Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, goodwill related to the RiverSoft acquisition is not amortized.

(c)    To record a reduction of deferred revenue related to the estimated calculation of Micromuse’s obligation to perform future services equal to the expected costs to provide the services plus a normal profit margin.